Consent of Independent Auditors
We consent to the use of our report dated March 27, 2025, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference.
/s/ KPMG LLP
Minneapolis, Minnesota
June 20, 2025